Exhibit 23.2

EX-23.2 CONSENTS OF EXPERTS AND COUNSEL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated June 28, 2005 relating to the financial statements of LCM Holdings for the period ended December 31, 2004 included in this Form 10-KSB, into the Company’s previously filed Registration Statements on Form S-8 (File No. 333-131304).

/s/ VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
March 27, 2006